SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WARRANTECH CORPORATION**, did on February 28, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 28, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

February 28, 2005

Job Number: C20050228-1317
Reference Number: 00000037619-46
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050036792-44	Articles of Incorporation	7 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0059322005-6
Document Number:
20050036792-44

Date Filed:
2/28/2005 11:43:20 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	WARRANTECH CORPORATION
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: CSC Services of Nevada, Inc. Street Address: 502 East John Street, City: Carson City, NEVADA, Zip Code: 89706 Optional Mailing Address: ____ City ____ State ____ Zip Code ____
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 60,000,000 Par value: $ .007 Number of shares without par value: ____
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Name: Joel San Antonio Street Address: 2200 Highway 121, Suite 100, City: Bedford, State: TX, Zip Code: 76021 2. Name: William Tweed Street Address: 2200 Highway 121, Suite 100, City: Bedford, State: TX, Zip Code: 76021 3. Name: Jeff J. White Street Address: 35 Hub Drive, City: Melville, State: NY, Zip Code: 11747
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All lawful activities permitted under the laws of the State of Nevada
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Name: Ken Wagner Signature: [signature] Address: c/o Tannenbaum Helpern, et al 900 Third Avenue, City: New York, State: NY, Zip Code: 10022
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: [signature] Authorized Signature of R.A. or On Behalf of R.A. Company Date: 2/28/2005

This form must be accompanied by appropriate fees. See attached fee schedule.

RIDER 3
TO THE
NEVADA
ARTICLES OF INCORPORATION
OF
WARRANTECH CORPORATION

Article 3

The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be fifty million (50,000,000) shares of Common Stock of the par value of ($.007) each, and ten million (10,000,000) shares of Preferred Stock of the par value of ($.007) each.

RIDER 4
TO THE
NEVADA
ARTICLES OF INCORPORATION
OF
WARRANTECH CORPORATION

Article 4

NAME OF DIRECTOR	STREET ADDRESS
Joel San Antonio	2200 Highway 121, Suite 100 Bedford, Texas 76021
William Tweed	2200 Highway 121, Suite 100 Bedford, Texas 76021
Jeff J. White	35 Hub Drive Melville, New York 11747
Richard Rodriguez	2200 Highway 121, Suite 100 Bedford, TX 76021
Donald Senderowitz	2750 Chew Street Allentown, Pennsylvania 18104

RIDER 8
TO THE
NEVADA
ARTICLES OF INCORPORATION
OF
WARRANTECH CORPORATION

Article 8

A. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

1. *Issuance in Class or Series.* The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

All shares of the Common stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

2. *Other Provisions*. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

3. *Common Stock*. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

B. The Corporation is to have perpetual existence.

C. No stockholder shall have any pre-emptive right to purchase shares of the Corporation.

D. 1. *Designations*. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

2. *Number, Election and Terms of Directors*. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect

additional Directors under specified circumstances, shall consist of not less than one nor more than twenty-one persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66⅔% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3. *Stockholder Nomination of Director Candidates.* Advance notice of stockholder nominations for the election of Directors shall be at least 90 days in advance of the date in which the next annual meeting of stockholders is to be held.

4. *Newly-Created Directorships and Vacancies.* Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

5. *Removal.* Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 66⅔% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

6. *Amendment, Repeal, etc.* Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66⅔% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Paragraph D, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation. In the resolution setting forth the proposed amendment, the Board of Directors may insert a provision allowing the Board of Directors to later abandon the amendment, without consent by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.

E. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66⅔% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend,

adopt any provision inconsistent with or repeal this Paragraph E, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

F. No stock, whether paid up or issued as fully paid, shall be subject to assessment to pay the debts of the Corporation.

G. The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation, or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the NRS, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Paragraph G is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

The Corporation may, pursuant to approval by the Board of Directors, additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

H. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of NRS 78.300. Any repeal or amendment of this Paragraph H by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Paragraph H, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the NRS.